SECOND AMENDMENT TO THE
          AMERICAN PRESIDENT COMPANIES, LTD. SMART PLAN
                (Second Amendment and Restatement
                 Effective as of January 1, 1993)


     The American President Companies, Ltd. SMART Plan
(Second Amendment and Restatement Effective as of January 1,
1993) (the "Plan"), is hereby further amended as follows, effective as of January 1, 1993:

     1. Section 9.5 is amended in its entirety to read as follows:

     Any other provision of the Plan notwithstanding, if a Participant who has neither attained age 65 nor completed five Years of Service (three Years of Service if the Plan is a Top-Heavy Plan and the Participant is not a Key Employee) severs from all employment as an Employee after admitting to, being convicted of, or pleading "no contest" with respect to any criminal act against any Affiliated Group member, then his or her vested percentage in his or her Company Accounts shall be zero percent, unless the Plan is terminated or Company Contributions and Salary Deferrals are completely discontinued prior to the date when he or she admits to, is convicted of, or pleads "no contest" with respect to such criminal act.

     2. Section 17.2 is amended in its entirety to read as follows:

     17.2 Minimum Allocations

          For any Plan Year during which the Plan is a Top-Heavy Plan, the Company Contributions (other than Matching Contributions) and Forfeitures allocated to each Participant who is not a Key Employee, but who is an Employee on the last day of such Plan Year, shall not be less than the lesser of (a) three percent of his or her Section 415 Compensation or (b) the greatest allocation of Company Contributions (including Salary Deferrals) and Forfeitures, expressed as a percentage of Compensation, made to any Participant who is a Key Employee.

     3. Section 2.5 of Appendix I is amended in its entirety to read as follows:

     The Company, in its sole discretion, may include all or a portion of the Matching Contributions for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Average Deferral Percentage limitation described in Section 2.2 of this Appendix I for such Plan Year, provided that such Matching Contributions for the Plan Year are fully and immediately vested, may not be withdrawn while the Participant is an Employee or may be withdrawn only in circumstances that would permit a Hardship Withdrawal under Sections 7.3, 7.4 and 7.5, and the additional requirements of Treasury Regulation section 1.401(k)-1(b)(5) are satisfied.

     4. The last paragraph of Section 2.6 of Appendix I is amended to read as follows:

     Qualified Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable following the close of the Plan Year, shall be allocated to the Accounts of Nonhighly Compensated Employees as of the last day of such Plan Year and shall be fully and immediately vested. Qualified Nonelective Contributions may not be withdrawn while the Participant is an Employee or may be withdrawn only in circumstances that would permit a Hardship Withdrawal under Sections 7.3,
     7.4 and 7.5. In all other respects, the contribution, allocation and investment of Qualified Nonelective Contributions shall be governed by the provisions of the Plan concerning Matching Contributions.

     5. Section 2.7(h) of Appendix I is amended in its entirety to read as follows:

          (h)  Income (and loss) allocable to Excess
          Contributions for the Plan Year shall be determined pursuant to the provisions for allocating income (and loss) to a Participant's
          Accounts under Section 13.6 of the Plan.

     6. Section 3.6(f) of Appendix I is amended in its entirety to read as follows:

          (f)  Income (and loss) allocable to Excess
          Aggregate Contributions for the Plan Year shall be determined pursuant to the provisions for allocating income (and loss) to a Participant's
          Accounts under Section 13.6 of the Plan.


     To record this Second Amendment to the Plan as set forth herein, the corporation has caused its authorized officer to execute this document this 23rd day of January, 1996.


                         American President Companies, Ltd.

                         By:  Timothy J. Windle

                         Title:   Assistant Secretary